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                                                                    EXHIBIT 21.1



               SUBSIDIARIES OF AMERICAN PHYSICIANS CAPITAL, INC.


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NAME                                            JURISDICTION OF                 FOREIGN JURISDICTIONS IN WHICH
                                                INCORPORATION/ORGANIZATION      QUALIFIED TO DO BUSINESS
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
American Physicians Assurance Corporation       Michigan                        Florida, Illinois, Indiana, Iowa,
                                                                                Kentucky, Maryland, Minnesota,
                                                                                Nevada, New Mexico, North
                                                                                Carolina, Ohio, South Carolina,
                                                                                Tennessee, Texas, Virginia,
                                                                                West Virginia, Wisconsin

Insurance Corporation of America                Michigan                        Arkansas, Kansas, Montana,
                                                                                Nebraska, North Dakota, Ohio,
                                                                                Oklahoma, South Carolina, South
                                                                                Dakota, Texas, Wyoming

APSpecialty Insurance Company                   Illinois                        Minnesota

APDirect Sales, LLC                             Michigan

APIndemnity Ltd.                                Bermuda

APConsulting, LLC                               Michigan

APManagement Ltd.                               Bermuda

Alpha Advisors, Inc.                            Illinois
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